UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

The information discussed under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2020 the board of directors of Black Creek Industrial REIT IV Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) appointed Scott A. Seager to serve as Senior Vice President, Chief Financial Officer and Treasurer of the Company. Thomas G. McGonagle, currently the Managing Director, Chief Financial Officer of the Company, announced to the Company’s board of directors (the “Board”) that as part of the Company’s and advisor’s succession plans he will step down as Managing Director, Chief Financial Officer of the Company, effective as of August 12, 2020. Mr. McGonagle will continue to be a key member of the management team of the Company’s advisor and will serve on the Combined Industrial Advisors Committee, which has responsibilities with respect to the review and approval of certain of the Company’s acquisition, disposition, leasing, capital expenditure and borrowing activities.

Mr. Seager has had a long tenure with the Company and, immediately prior to this appointment, served as Senior Vice President, Debt Capital Markets and Treasurer of the Company.

Scott A. Seager, age 40, has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since August 12, 2020. Mr. Seager has been with the Company since its inception and is familiar with its day-to-day operations, having previously served as the Company’s Senior Vice President, Debt Capital Markets and Treasurer from February 2019 to August 2020, as the Company’s Senior Vice President, Corporate Accounting and Controller from March 2018 to February 2019, as the Company’s Vice President, Corporate Accounting and Controller from December 2017 to March 2018, and as Vice President, Corporate Accounting from February 2016 to December 2017. Mr. Seager also served as Senior Vice President, Debt Capital Markets and Treasurer of Industrial Property Trust Inc. from February 2019 to July 2020, as Vice President, Corporate Accounting and Controller from March 2018 to February 2019, as Vice President, Corporate Accounting and Controller from December 2017 to March 2018 and as Vice President, Corporate Accounting from February 2016 to December 2017. Mr. Seager has also served as Senior Vice President, Debt Capital Markets for Black Creek Diversified Property Fund Inc. since February 2019. Mr. Seager also served as Vice President, Corporate Accounting for DC Industrial Liquidating Trust from February 2016 to December 2017. Mr. Seager is responsible for overseeing debt capital markets initiatives, financial reporting and forecasting, treasury management, the application of the fund’s net asset value policies and procedures, accounting, tax compliance, and other related areas of responsibilities. Mr. Seager has worked with Black Creek Group and related entities since July 2012 in a variety of other accounting and finance roles as well. Mr. Seager has over 18 years of corporate finance experience, including public company accounting, reporting, financial planning and analysis, and debt capital markets. Prior to joining the Company, Mr. Seager worked most recently for a large publicly traded retailer, Collective Brands Inc., in various finance roles. Prior thereto, Mr. Seager was a Division Director for publicly traded Robert Half International and a senior auditor in public accounting for Ernst and Young. Mr. Seager is a CPA in the state of Kansas and graduated magna cum laude from Baker University.

Mr. Seager will hold office until his successor is duly elected or appointed and qualifies or until his death, resignation or removal in the manner set forth in the Company’s bylaws.

In connection with his appointment as an executive officer, Mr. Seager and the Company also entered into an Indemnification Agreement (the “Indemnification Agreement”), effective as of August 12, 2020, consistent with the form of the Indemnification Agreement which is entered into between each director and executive officer and the Company. The Indemnification Agreement requires, among other things, that, subject to certain limitations, the Company will indemnify Mr. Seager and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement that is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On August 14, 2020, the Company issued a letter to its stockholders regarding the views of the Company and Black Creek Group, LLC, an affiliate of the Company’s sponsor on the impact of the novel coronavirus (COVID-19) pandemic on the commercial real estate industry and the Company. A copy of the letter is attached as Exhibit 99.2 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.2 attached hereto is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01    Other Events.

Most Recent Transaction Price and Net Asset Value Per Share

September 1, 2020 Transaction Price

The transaction price for each share class of our common stock for subscriptions to be accepted as of September 1, 2020 (and distribution reinvestment plan issuances following the close of business on August 31, 2020 and share redemptions as of August 31, 2020) is as follows:

Transaction Price
Share Class	(per share)
Class T	$10.0595
Class W	$10.0595
Class I	$10.0595

The transaction price for each of our share classes is equal to such class’s NAV per share as of July 31, 2020. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

July 31, 2020 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekindustrialiv.com and is also available on our toll-free, automated telephone line at (888) 310-9352. Please see our valuation procedures filed with our most recent Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission (the “SEC”) and is available on the SEC’s website at www.sec.gov, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the “Independent Valuation Advisor”). All parties engaged by us in the calculation of our NAV, including BCI IV Advisors LLC, our advisor, are subject to the oversight of our board of directors. Generally, all of our real properties are appraised once each calendar year by third party appraisal firms in accordance with our valuation procedures and such appraisals are reviewed by the Independent Valuation Advisor.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”) held directly or indirectly by BCI IV Advisors Group LLC, the sponsor of our public offering, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of July 31, 2020 and June 30, 2020:

	As of
(in thousands)	July 31, 2020	June 30, 2020
Investments in industrial properties	$1,248,800	$1,242,700
Investment in unconsolidated joint venture partnerships	302,151	—
Cash and cash equivalents	154,863	434,513
Other assets	10,607	7,429
Line of credit, term loan and mortgage notes	(464,250)	(464,250)
Other liabilities	(24,254)	(23,408)
Accrued performance component of advisory fee	(4,153)	(3,261)
Accrued fixed component of advisory fee	(793)	(793)
Aggregate Fund NAV	$1,222,971	$1,192,930
Total Fund Interests outstanding	121,574	118,593

The following table sets forth the NAV per Fund Interest as of July 31, 2020 and June 30, 2020:

		Class T	Class W	Class I
(in thousands, except per Fund Interest data)	Total	Shares	Shares	Shares	OP Units
As of July 31, 2020
Monthly NAV	$1,222,971	$1,139,900	$56,735	$22,705	$3,631
Fund Interests outstanding	121,574	113,316	5,640	2,257	361
NAV Per Fund Interest	$10.0595	$10.0595	$10.0595	$10.0595	$10.0595
As of June 30, 2020
Monthly NAV	$1,192,930	$1,111,199	$55,990	$22,110	$3,631
Fund Interests outstanding	118,593	110,468	5,566	2,198	361
NAV Per Fund Interest	$10.0591	$10.0591	$10.0591	$10.0591	$10.0591

Under GAAP, we record liabilities for ongoing distribution fees that (i) we currently owe under the terms of the dealer manager agreement and (ii) we estimate we may pay to Black Creek Capital Markets, LLC (the “Dealer Manager”) in future periods for shares of our common stock. As of July 31, 2020, we estimated approximately $42.6 million of ongoing distribution fees were potentially payable to the Dealer Manager. We intend for our NAV to reflect our estimated value on the date that we determine our NAV. As such, we do not deduct the liability for estimated future distribution fees in our calculation of NAV that may become payable after the date as of which our NAV is calculated.

The valuations of our real property as of July 31, 2020 were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.4%
Discount rate / internal rate of return	6.4%
Holding period of real properties (years)	10.0

A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the hypothetical changes listed below would result in the following effects on the value of our real properties:

			Increase
			(Decrease) to
	Hypothetical		the NAV of Real
Input	Change		Properties
Exit capitalization rate (weighted-average)	0.25	% decrease	3.3%
	0.25	% increase	(3.0)%
Discount rate (weighted-average)	0.25	% decrease	2.0%
	0.25	% increase	(2.0)%

July 2020 Distributions

We have declared monthly distributions for each class of our common stock. To date, each class of our common stock has received the same gross distribution per share. Monthly gross distributions were $0.0454 per share for each share class for the month of July 2020. The net distribution per share is calculated as the gross distribution per share less any distribution fees that are payable monthly with respect to Class T shares and Class W shares. Since distribution fees are not paid with respect to Class I shares, the net distributions payable with respect to Class I shares are equal to the gross distributions payable with respect to Class I shares. The table below details the net distributions for each class of our common stock for the period presented:

Net Distributions per Share
		Class T	Class W	Class I
Month	Pay Date	Share	Share	Share
July 2020	8/3/2020	$0.037	$0.041	$0.045

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Form of Indemnification Agreement entered into between Black Creek Industrial REIT IV Inc. and each of Evan H. Zucker, Dwight L. Merriman III, Thomas G. McGonagle, Joshua J. Widoff, Marshall M. Burton, Charles B. Duke, Stanley A. Moore and John S. Hagestad as of February 9, 2016, Rajat Dhanda as of May 17, 2017, Scott W. Recknor as of September 1, 2017, Jeffrey W. Taylor as of December 9, 2019 and Scott A. Seager as of August 12, 2020. Incorporated by reference to Exhibit 10.6 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No 333-200594) filed with the Securities and Exchange Commission on July 1, 2016.

99.1*	Consent of Altus Group U.S., Inc.
99.2*	Letter to Stockholders

*     Filed herewith.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the acquisition of properties under contract. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our customers being more significant than expected, the slower pace at which capital is expected to be raised compared to the pace of the first three months of 2020, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

August 14, 2020	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Senior Vice President, Chief Financial Officer and Treasurer